UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 15, 2018

Date of Report (Date of earliest event reported)

SPIRIT MTA REIT

(Exact name of registrant as specified in its charter)

Maryland	001-38414	82-6712510
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2727 North Harwood Street, Suite 300

Dallas, Texas 75201

(Address of principal executive offices)

(972) 476-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Separation and Distribution Agreement

On May 21, 2018, Spirit MTA REIT (the “Company”) entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”) with Spirit Realty Capital, Inc. (“SRC”) to effect the spin-off of the Company from SRC and provide a framework for the relationship between the Company and SRC after the spin-off. The Separation and Distribution Agreement governs the relationships between the Company and SRC subsequent to the completion of the spin-off and provides for the allocation between the Company and SRC of SRC’s assets, liabilities and obligations attributable to periods prior to the spin-off.

A summary of the Separation and Distribution Agreement is set forth below. For purposes of this summary, (1) the “SMTA Group” means the Company and its subsidiaries and (2) the “Spirit Group” means SRC and its subsidiaries other than the Company and its subsidiaries. The Separation and Distribution Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference herein. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Separation and Distribution Agreement.

Transfer of Assets and Assumption of Liabilities

The Separation and Distribution Agreement identifies the assets and liabilities to be retained by, transferred to, assumed by, or assigned to, as the case may be, each of us and SRC as part of the separation of SRC into two companies, and describes when and how these transfers, assumptions and assignments will occur, although, many of the transfers, assumptions and assignments may have already occurred prior to the parties’ entering into the Separation and Distribution Agreement. In particular, the Separation and Distribution Agreement provides that, subject to the terms and conditions contained in the Separation and Distribution Agreement immediately prior to the time of effectiveness of the spin-off, Spirit and the Company will take all actions necessary so that the SMTA Group will:

(1) own, to the extent it does not already own, the assets that collateralize Master Trust 2014 (a standalone asset-backed securitization program), substantially all of the properties leased to Shopko Retail Shops Holding Corp. (“Shopko”) and certain of its affiliates (the “Shopko Assets”), and certain other assets;

(2) assume, to the extent it is not already liable for:

(a) any liabilities relating to or arising out of the Company’s initial portfolio of assets described under (1) above whether arising prior to, at the time of, or after, the effectiveness of the spin-off;

(b) all liabilities recorded on the Company’s Unaudited Pro Forma Combined Balance Sheet as of December 31, 2017, as included herein, subject to the satisfaction of any liabilities subsequent to the date of such balance sheet, provided that the amounts set forth on such balance sheet with respect to any liabilities shall not be treated as minimum or maximum amounts or limitations on the amount of such liabilities;

(c) any potential liabilities related to SRC’s Exchange Act reports relating to disclosures about the Company’s initial portfolio of assets described under (1) above;

(d) any liabilities arising out of claims by the Company’s trustees, officers and affiliates arising after the time of effectiveness of the spin-off against either SRC or us to the extent they relate to the Company’s initial portfolio of assets described under (1) above; and

(e) any liabilities expressly created by the Separation and Distribution Agreement or any ancillary agreements as liabilities to be assumed or retained by the Company or any member of the SMTA Group, and all agreements, obligations and liabilities of any member of the SMTA Group under the Separation and Distribution Agreement or any ancillary agreement.

In addition, at or prior to the spin-off, Spirit Realty, L.P. shall make a cash contribution of $3.0 million to the Company and, to the extent directed by SRC in its discretion, the Company shall have distributed to SRC or Spirit Realty, L.P. all other cash held by the Company or its subsidiaries, other than any cash held in restricted escrows. The Company shall also reimburse SRC for post-spin for certain expenses and shall reimburse SRC upon the sale of certain Shopko Assets, in the amount of $82,500 per asset, as reimbursement for certain fees previously paid by SRC to Shopko. Additionally, the Company will pay Spirit Realty, L.P. $2.0 million within 60 days of the spin-off for certain estimated rents received with respect to the Company’s assets that relates to the period between May 1, 2018 and the spin-off.

Except as otherwise provided in the Separation and Distribution Agreement, SRC will retain all other assets and liabilities.

Except as may expressly be set forth in the Separation and Distribution Agreement or any ancillary agreement, all assets will be transferred on an “as is,” “where is” basis without representation or warranty.

Certain of the liabilities and obligations to be assumed by one party or for which one party will have an indemnification obligation under the Separation and Distribution Agreement are, and following the separation may continue to be, the legal or contractual liabilities or obligations of another party. Each such party that continues to be subject to such legal or contractual liability or obligation will rely on the applicable party that assumed the liability or obligation or the applicable party that undertook an indemnification obligation with respect to the liability or obligation, as applicable, under the Separation and Distribution Agreement, to satisfy the performance and payment obligations or indemnification obligations with respect to such legal or contractual liability or obligation.

Further Assurances

Each party will cooperate with the other and use commercially reasonable efforts, prior to, on and after the distribution date, to take promptly, or cause to be taken promptly, all actions to do promptly, or cause to be done promptly, all things reasonably necessary, proper or advisable on its part to consummate and make effective the transactions contemplated by, and the intent and purposes of, the Separation and Distribution Agreement. In addition, neither party will, nor will either party allow its respective subsidiaries to, without the prior consent of the other party, take any action which would reasonably be expected to prevent or materially impede, interfere with or delay the transactions contemplated by the Separation and Distribution Agreement and the ancillary agreements thereto, if any. Both parties will also use commercially reasonable efforts to cause third parties, such as insurers or trustees, to fulfill any obligations they are required to fulfill under the Separation and Distribution Agreement.

The Distribution

The Separation and Distribution Agreement also governs the rights and obligations of the parties regarding the proposed distribution. The Company has agreed to distribute to SRC, as a share dividend, (or take such other appropriate actions to ensure that SRC has the requisite number of the Company’s common shares) the number of the Company’s common shares distributable in the distribution to effectuate the separation. In addition, SRC has agreed to cause its agent to distribute to SRC stockholders that hold shares of SRC common stock as of the applicable distribution record date all of the Company’s common shares.

Additionally, the Separation and Distribution Agreement provides that the distribution is subject to several conditions that must be satisfied or waived by Spirit in its sole discretion.

Termination of Other Arrangements

The Separation and Distribution Agreement provides that, other than the Separation and Distribution Agreement, the ancillary agreements to the Separation and Distribution Agreement (if any), the Property Management and Servicing Agreement, certain confidentiality and non-disclosure agreements among any members of the SMTA Group, the Spirit Group or employees of the Company’s manager, Spirit Realty, L.P., all prior agreements and arrangements, whether written or not, between any member of the Spirit Group on the one hand, and any member of the SMTA Group on the other hand (except to the extent any person that is not a member of the SMTA Group or Spirit Group is also a party to such agreements or arrangements), are terminated and will cease to be of further force and effect as of the time of effectiveness of the Separation and Distribution Agreement. At the time of such termination, all parties will be released from liability under such agreements and arrangements, other than with respect to the settlement of intercompany accounts, which will be satisfied and/or settled in full in cash or otherwise cancelled and terminated or extinguished by the relevant members of the SMTA Group or Spirit Group prior to the time of effectiveness of the spin-off.

Releases and Indemnification

Subject to certain exceptions, including with respect to liabilities assumed by, or allocated to, us or SRC, the Separation and Distribution Agreement provides that the Company and SRC will generally agree to release each other from all liabilities existing or arising from acts or events prior to or on the distribution date.

In addition, the Separation and Distribution Agreement provides that, except as otherwise provided for in other documents related to the separation, the Company will indemnify SRC and its affiliates and representatives against losses arising from:

(1) any of the Company’s liabilities as described under “—Transfer of Assets and Assumption of Liabilities” above;

(2) any failure by any member of the SMTA Group or any other person to pay, perform or otherwise promptly discharge any liability listed under (1) above in accordance with their respective terms, whether prior to, at or after the time of effectiveness of the spin-off;

(3) any breach by any member of the SMTA Group of any provision of the Separation and Distribution Agreement and any agreements ancillary thereto (if any), subject to any limitations of liability provisions and other provisions applicable to any such breach set forth therein;

(4) any liability related to the performance undertakings made by Spirit Realty, L.P. with respect to Master Trust 2014, and any liability allocated to the SRC Group under the environmental indemnity related to the commercial mortgage-backed securities that encumber one of the Company’s assets; and

(5) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in the Information Statement (as defined below) or the registration statement of which the Information Statement is a part other than information that relates solely to any assets owned, directly or indirectly by SRC, excluding the assets that will comprise the Company’s initial portfolio.

SRC shall indemnify the Company and its affiliates and representatives against losses arising from:

(1) any liability of SRC or its subsidiaries (excluding any liabilities related to the Company);

(2) any failure of any member of the Spirit Group or any other person to pay, perform or otherwise promptly discharge any liability listed under (1) above in accordance with their respective terms, whether prior to, at or after the time of effectiveness of the spin-off;

(3) any breach by any member of the Spirit Group of any provision of the Separation and Distribution Agreement and any agreements ancillary thereto (if any), subject to any limitations of liability provisions and other provisions applicable to any such breach set forth therein; and

(4) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in the Information Statement or the registration statement of which the Information Statement is a part that relates solely to any assets owned, directly or indirectly by SRC, other than the Company’s initial portfolio of assets.

Indemnification obligations shall generally be net of any insurance proceeds actually received by the indemnified person. The Separation and Distribution Agreement provides that the Company and SRC will waive any right to special, indirect, punitive, exemplary, remote, speculative or similar damages in excess of compensatory damages provided that any such liabilities with respect to third party claims shall be considered direct damages.

Competition

The Separation and Distribution Agreement does not include any non-competition or other similar restrictive arrangements with respect to the range of business activities that may be conducted, or investments that may be made, by either the Spirit Group or the SMTA Group. Each of the parties agree that nothing set forth in the agreement shall be construed to create any restriction or other limitation on the ability of any of the Spirit Group or SMTA Group to engage in any business or other activity that overlaps or competes with the business of any other party.

Insurance

Prior to the effectiveness of the spin-off, SRC and the Company shall use commercially reasonable efforts to obtain separate insurance policies for the Company on commercially reasonable terms, except for those policies addressed under an insurance sharing agreement. The Company will be responsible for all premiums, costs and fees associated with any new insurance policies placed for the Company’s benefit.

Dispute Resolution

In the event of any dispute arising out of the Separation and Distribution Agreement, the parties, each having designated a representative for such purpose, will negotiate in good faith for 30 days to resolve any disputes between the parties. If the parties are unable to resolve disputes in this manner within 30 days, the disputes will be resolved through binding arbitration.

Other Matters Governed by the Separation and Distribution Agreement

Other matters governed by the Separation and Distribution Agreement include, amongst others, access to financial and other information and confidentiality.

Indemnification Agreement

On May 15, 2018, the Company entered into indemnification agreements with each of the Company’s trustees and executive officers (the “Indemnification Agreements”). The Indemnification Agreements require the Company to indemnify those individuals to the maximum extent permitted by Maryland law. A summary of the Indemnification Agreements can be found in the section entitled “Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws — Indemnification Agreements” of the Information Statement filed as Exhibit 99.1 to the Company’s Registration Statement on Form 10, originally filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2018, as amended (the “Information Statement”) and is incorporated by reference herein. The form of Indemnification Agreement was included as Exhibit 10.1 to Amendment No. 2 of the Company’s Registration Statement on Form 10, filed with the SEC on May 4, 2018.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2018, the Board of Trustees (the “Board”) of the Company increased the size of the Board from one to two members and elected Steven Shepsman to the Board effective immediately for a term continuing until his successor has been duly appointed and qualified. Mr. Shepsman was appointed to the Audit Committee of the Board and as the chair of the Audit Committee. The Board determined that Mr. Shepsman qualifies as an independent trustee under the independence standards set forth in the rules and regulations of the SEC and the applicable listing standards of the New York Stock Exchange (the “NYSE”), and that Mr. Shepsman satisfies the financial literacy and other requirements for audit committee members and is an audit committee financial expert under the rules and regulations of the SEC and applicable NYSE listing standards. There are no arrangements or understandings between Mr. Shepsman and any other person pursuant to which he was selected as a trustee. Additionally, there are no transactions involving the Company and Mr. Shepsman that the Company would be required to report pursuant to Item 404(a) of Regulation S-K. In connection with his election, Mr. Shepsman entered into an indemnification agreement with the Company, as described in Item 1.01 above.

Also, on May 15, 2018, the Board removed Jackson Hsieh as President and Ken Heimlich as Treasurer of the Company. Such removals were not due to any disagreement with the Company relating to the operations, practices or policies of the Company. Immediately following such removals, Ricardo Rodriguez was appointed as Chief Executive Officer, President, Chief Financial Officer and Treasurer of the Company.

The biographies of Mr. Shepsman and Mr. Ricardo can be found in the section entitled “Management — Biographical Information for Executive Officers” and “— Biographical Information for Non-Employee Trustees and Trustee Nominees” of the Information Statement and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

2.1	Separation and Distribution Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spirit MTA REIT

Date: May 21, 2018	By:	/s/ Ricardo Rodriguez
	Name:	Ricardo Rodriguez
	Title:	Chief Executive Officer, President, Chief Financial Officer and Treasurer